Exhibit 2.1

JOINDER AGREEMENT

AND

AMENDMENT NO. 1 TO

ASSET PURCHASE AGREEMENT

by and among

HOME AND HOSPICE CARE INVESTMENTS, LLC

as Purchaser,

EACH OF THE ENTITIES LISTED ON EXHIBIT A,

as Original Sellers,

ROCKY MOUNTAIN HOME CARE, INC.,

as Additional Seller

AND

EACH OF THE BENEFICIAL OWNERS

Dated as of

May 21, 2010

Schedules and Exhibits

Supplemented Schedules relating to Additional Seller’s Operations

Schedule 1.7	-	Assumed Contracts
Schedule 1.30(f)	-	Excluded Contracts
Schedule 1.30(l)	-	Owned Facilities (Excluded)
Schedule 1.42	-	Locations
Schedule 1.59	-	Permitted Encumbrances
Schedule 2.3*	-	Allocation of Purchase Price Among Sellers
Schedule 2.5(c)	-	Customary Prorations
Schedule 2.7(c)	-	Sellers’ Wire Transfer Instructions
Schedule 3.3(b)	-	Consents and Approvals
Schedule 3.7(a)	-	Contracts
Schedule 3.9	-	Permits
Schedule 3.10(a)	-	Business Employees
Schedule 3.10(b)	-	Employee Benefit Plans
Schedule 3.13	-	Insurance
Schedule 3.16	-	Financial Statements
Schedule 3.15(a)	-	Program Agreements
Schedule 9.2†	-	Stay Bonuses

Supplemented Exhibits relating to Additional Seller’s Operations

Exhibit A	-	List of Sellers

*	Amended schedule replaces original version in the Purchase Agreement.
†	Amended schedule replaces original version in the Purchase Agreement.

ii

JOINDER AGREEMENT AND

AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

THIS JOINDER AGREEMENT AND AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT (this “Amendment”) is entered into as of May 21, 2010 (the “Execution Date”), but to be effective as of May 1, 2010 (the “Effective Date”), by and among HOME AND HOSPICE CARE INVESTMENTS, LLC, a Delaware limited liability company (“Purchaser”), on the one hand, and each of the parties whose signatures appear on the signature page(s) to this Amendment under the heading “Original Sellers” (each an “Original Seller” and collectively, the “Original Sellers”), ROCKY MOUNTAIN HOME CARE, INC., a Montana corporation (“Additional Seller”) and each of those persons or that entity whose signatures appear on the signature page(s) to this Amendment under the heading “Beneficial Owners” (each a “Beneficial Owner” and collectively, “Beneficial Owners”), on the other hand.

R E C I T A L S

A. Purchaser, Original Sellers and Beneficial Owners entered into that certain Asset Purchase Agreement dated as May 1, 2010 (the “Purchase Agreement”), pursuant to which Sellers sold, and Purchaser (or Purchaser’s applicable Operating Subsidiary) acquired substantially all of Original Seller’s assets used or held for use in connection with Sellers’ home healthcare and hospice businesses in Arizona, Idaho, Montana, Nevada and Oregon, upon and subject to the terms set forth and more particularly described in the Purchase Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.

B. The Closing of transactions contemplated by the Purchase Agreement (collectively, the “Original Transactions”) occurred on the Effective Date and at the Effective Time (i.e., 12:01 a.m. Mountain Time, on May 1, 2010).

C. Contemporaneously with the Closing of the Original Transactions, Purchaser and Additional Seller, entered into that certain Option Agreement, dated as of May 1, 2010 (the “Option Agreement”), pursuant to which, Additional Seller granted to Purchaser the exclusive right and option to purchase substantially all of Additional Seller’s assets used or held for use in connection with Additional Seller’s Operations (as hereinafter defined). As used herein, “Additional Seller’s Operations” means the home healthcare business carried on by Additional Seller in Yellowstone County, Montana, which includes in-home healthcare and related services to patients and customers of Additional Seller.

D. Contemporaneously with the Closing of the Original Transactions, and the execution and delivery of the Option Agreement, Purchaser and Additional Seller also entered into that certain Interim Management Agreement (Rocky Mountain Home Care), dated as of May 1, 2010 (the “RMHCI Management Agreement”), pursuant to which Additional Seller engaged Purchaser to oversee administrative operations of, and provide certain other services, to Additional Seller’s Operations upon the terms and conditions set forth therein.

E. Between the Effective Date and the Execution Date hereof, certain changed circumstances have occurred, and Purchaser, Original Sellers, Additional Seller and Beneficial Owners desire to enter into this Amendment to, among other things, (i) have Additional Seller join the Purchase Agreement as a party thereto and to be a Seller for all purposes thereunder, (ii) include the sale and transfer of all Additional Seller’s right, title and interest in and to substantially all of Additional Seller’s assets used or held for use in connection with Additional Seller’s Operations as part of the Acquired Assets under the Purchase Agreement and (iii) to terminate each of the Option Agreement and RMHCI Management Agreement, in each case effective as of the Effective Date and at the Effective Time, notwithstanding the later Execution Date hereof, all in accordance with the terms and conditions of the Purchase Agreement, as hereby amended.

AGREEMENT

NOW THEREFORE, in consideration of the premises and the mutual agreements, covenants, promises, representations, and warranties contained herein, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Joinder to Purchase Agreement. Additional Seller hereby (i) acknowledges that it has received and reviewed the Purchase Agreement, (ii) joins the Purchase Agreement as a party thereto comprising “Sellers” thereunder, jointly and severally, with each other party comprising “Sellers” thereunder, (iii) assumes all obligations, and acquires all of the rights of a “Seller” thereunder, including, without limitation, for purposes of making each of the representations and warranties of Sellers to Purchaser in Article 3 thereof, which representations and warranties with respect to Additional Seller and Additional Seller’s Operations are hereby made and reaffirmed as correct and complete as of the Execution Date, and (iv) agrees to comply with the Purchase Agreement and to be bound thereby as if it had been an Original Seller thereunder. Each of the parties hereto hereby acknowledges and agrees that Additional Seller shall for all purposes of the Purchase Agreement, as hereby amended, be a “Seller” and that the Acquired Assets, Assumed Contracts and Assumed Liabilities relating to Additional Seller’s Operations shall be transferred to, and assumed by Purchaser (or Purchaser’s applicable Operating Subsidiary), effective as of the Effective Date and at the Effective Time pursuant to the terms and conditions of the Purchase Agreement, as hereby amended, notwithstanding the later Execution Date hereof.

2. Sale and Purchase of Additional Seller Operations. As of the Effective Date, all references in the Purchase Agreement to Acquired Assets, Assumed Liabilities, Assumed Contracts, Sellers’ Operations or such similar terms shall include the Acquired Assets, Assumed Liabilities and Assumed Contracts of Additional Seller and relating to Additional Seller’s Operations. Attached hereto as Exhibit A and corresponding numbered Schedules to the Purchase Agreement which such lettered Exhibit and numbered Schedules shall serve to supplement the corresponding lettered Exhibit and numbered Schedules in the Purchase Agreement to reflect the applicable information related to Additional Seller’s Operations and the transactions contemplated by the Purchase Agreement, as hereby amended, with respect to Additional Seller. Without limiting the foregoing, for purposes of Section 12.6 of the Purchase Agreement, and Schedule 12.6 attached thereto (as supplemented by the corresponding Schedule attached hereto),

Purchaser hereby delegates to Purchaser’s Operating Subsidiary, Rocky Mountain Home Care, LLC, a Delaware limited liability company (dba Rocky Mountain Home Care), all of its rights and obligations to acquire and assume the Acquired Assets, the Assumed Contracts and the Assumed Liabilities of Additional Seller relating to Additional Seller’s Operations.

3. Purchase Price for Additional Seller’s Operations. Effective as of the Effective Date, the following provisions of the Purchase Agreement shall be amended and revised as follows:

(a) The definition in Section 1.75 of the Purchase Agreement is hereby amended and restated to read, in its entirety, as follows:

“Section 1.75 “Target AEBITDA” means $10,833,000.00 for each Measurement Period.”

(b) Section 2.3 of the Purchase Agreement shall be amended and restated to read, in its entirety, as follows:

“Section 2.3. Purchase Price. The purchase price for the Acquired Assets (the “Purchase Price”) shall be an amount equal to the sum of (i) Forty Five Million Three Hundred Eighty Thousand Dollars ($45,380,000) in cash at Closing (the “Cash Purchase Price”), (ii) Ten Million Dollars ($10,000,000), in the aggregate original principal amount, to be paid at Closing by delivery of certain promissory notes in forms mutually acceptable to the parties (each a “Promissory Note,” and collectively the “Promissory Notes”), (iii) up to an aggregate of Seven Million Dollars ($7,000,000) in contingent earn-out payments to be paid in accordance with Section 2.7, (iv) Purchaser’s assumption of the Assumed Liabilities and (iv) the following delayed payments in cash: (A) on May 1, 2011, the sum of Nine Hundred Sixty Thousand Dollars ($960,000); (B) on May 1, 2012, the sum of the sum of Nine Hundred Fifty-Five Thousand Dollars ($955,000); and (C) on May 1, 2013, the sum of the sum of Nine Hundred Fifty-Five Thousand Dollars ($955,000). Schedule 2.3 sets forth the allocation of the Cash Purchase Price, the contingent earn out payments and the delayed cash payments among the Sellers and the amount of each Promissory Note to be issued to each Seller at Closing. The Cash Purchase Price (as adjusted pursuant to Section 2.5) together with the aggregate original principal amount of the Promissory Notes shall be referred to herein as the “Closing Purchase Price.””

(c) Notwithstanding anything to the contrary in the Purchase Agreement, as hereby amended, the “Closing Payment Date” for purposes of Additional Seller shall mean contemporaneously with the execution and delivery of this Amendment, and the amounts payable to Additional Seller shall mean $2,165,000 by wire transfer of same day funds, pursuant to Additional Seller’s wire transfer instructions set forth on Schedule 2.7(c) attached to the Purchase Agreement (as supplemented with the corresponding Schedule attached hereto), and a Promissory Note in the original principal amount of $450,000, which Promissory Note shall be consistent with the form of Promissory Notes executed and delivered by Purchaser to Original Sellers in connection with the Closing of the Original Transactions.

(d) The following definitions in Section 2.7 of the Purchase Agreement shall be revised as follows: (i) the “Annual Maximum” shall mean One Million Four Hundred Thousand Dollars ($1,400,000) and (ii) the “Recapture Maximum” and the “Carry-forward Maximum” shall each mean up to Two Hundred Eighty Thousand Dollars ($280,000).

4. Closing Deliveries.

(a) By Additional Seller. Contemporaneously with the execution and delivery of this Amendment, Additional Seller shall deliver, or cause to be delivered to Purchaser, each duly executed by Additional Seller or such other party specified herein (if execution is appropriate) the following with respect to Additional Seller’s Operations and the additional transactions contemplated by the Purchase Agreement, as hereby amended, each effective as of the Effective Date and at the Effective Time, notwithstanding the later Execution Date hereof:

(i) a Bill of Sale;

(ii) an Assumption;

(iii) evidence, reasonably satisfactory to Purchaser and its counsel, of the satisfaction and discharge by Additional Seller of all existing liens, claims and encumbrances upon or affecting the Acquired Assets of Additional Seller;

(iv) a legal opinion (or updated or supplemented legal opinion) from Callister Nebeker & McCullough, legal counsel to Additional Seller and Original Sellers, in form acceptable to Purchaser with respect to Additional Seller and the additional transactions contemplated by the Purchase Agreement, as hereby amended;

(v) a Management Agreement;

(vi) a certificate of a Tail Policy with respect to Additional Seller’s Operations, which shall be obtained at Additional Seller’s sole cost and expense, along with a complete copy of such Tail Policy; provided, however, that the requirement that Additional Seller obtain deliver contemporaneously with the execution and delivery of this Amendment a Tail Policy respect to Additional Seller’s Operations may be satisfied either through the extension of Additional Seller’s existing Insurance Policies and naming Purchaser and its Affiliates as additional insureds thereunder or the purchase of one or more new Tail Policy(ies) to cover the Tail Period respect to Additional Seller’s Operations; provided further, however, that if contemporaneously with the execution and delivery of this Amendment Additional Seller has not extended Additional Seller’s existing Insurance Policies respect to Additional Seller’s Operations in lieu of purchasing one or more new Tail Policy(ies) covering the entire Tail Period respect to Additional Seller’s Operations, and such extensions of Additional Seller’s existing Insurance Policies do not cover the entire Tail Period respect to Additional Seller’s Operations, then prior the expiration of any such extended Insurance Policies, Additional Seller’s shall, at its sole cost and expense, either further extend Additional Seller’s existing Insurance Policies (and continue thereafter to extend the same prior the expiration thereof) through the entire Tail Period respect to Additional Seller’s Operations or purchase one or more new Tail Policy(ies) to cover the balance of such Tail Period respect to Additional Seller’s Operations, and in either case deliver evidence thereof, including a certificate of such coverage, to Purchasers; and

(vii) such other documents and instruments, in form and content reasonably satisfactory to Purchaser, as may be necessary or appropriate to consummate the transactions contemplated by the Agreement, as hereby amended.

For purposes of the foregoing, the parties acknowledge and agree that there shall be no new Employment Agreements and no New Lease or any Option Agreement or RMHCI Management Agreement executed and delivered with respect to Additional Seller’s Operations and the additional transactions contemplated by the Purchase Agreement, as hereby amended.

(b) By Purchaser. Contemporaneously with the execution and delivery of this Amendment, Purchaser shall deliver, or cause to be delivered to Additional Seller the following with respect to Additional Seller’s Operations and the additional transactions contemplated by the Purchase Agreement, as hereby amended:

(i) the portion of the Cash Purchase Price payable to Additional Seller in the amount and manner set forth in the Purchase Agreement, as hereby amended, subject to any adjustments set forth in Section 2.5 of the Purchase Agreement;

(ii) the Promissory Note to be delivered to Additional Seller as provided for in the Purchase Agreement, as hereby amended, duly executed by Purchaser and Skilled Health Care Group, Inc., as guarantor.

(iii) the Assumption, duly executed by Purchaser or one of its Affiliates;

(iv) the Management Agreement, duly executed by Purchaser or one of its Affiliates; and

(v) such other instruments and documents, in form and content reasonably satisfactory to Additional Seller, the transactions contemplated by the Agreement, as hereby amended.

For purposes of the foregoing, the parties acknowledge and agree that there shall be no new Employment Agreements and no New Lease or any Option Agreement or RMHCI Management Agreement executed and delivered with respect to Additional Seller’s Operations and the additional transactions contemplated by the Purchase Agreement, as hereby amended.

5. Termination of Option Agreement and Interim Management Agreement. Additional Seller and Purchaser hereby acknowledge and agree that each of the Option Agreement and the RMHCI Management Agreement shall terminate and be deemed terminated effective as of the Effective Date and at the Effective Time, notwithstanding the later Execution Date hereof. For avoidance of doubt, inasmuch as the Option Agreement and the RMHCI Management Agreement were entered into to be effective as of the Effective Date and at the Effective Time, and are now retroactively being terminated as of the Effective Date and at the Effective Time, each of Purchaser and Additional Seller acknowledge and agree that neither the Option Agreement nor the RMHCI Management Agreement shall be deemed to have been effective for any purpose and instead shall be treated as if the same were never executed and delivered by the parties thereto. All references in the Purchase Agreement to the Option Agreement and/or RMHCI Management Agreement are hereby deleted.

6. Miscellaneous Provisions.

(a) This Amendment together with the Purchase Agreement and all other agreements, exhibits and schedules referred to herein or therein, constitute the final, complete and exclusive statement of the terms of the agreement between the parties pertaining to the purchase and sale of the Acquired Assets and supersedes all prior and contemporaneous understandings or agreements of the parties relating to the subject matter hereof. Neither party has been induced to enter into this Agreement by, nor is either party relying upon, any representation or warranty outside those expressly set forth in this Agreement. Except as amended by this Amendment, the Purchase Agreement remains in full force and effect in accordance with its terms.

(b) No further amendment or modification of the Purchase Agreement, as hereby amended, shall be valid or binding unless in writing, and signed by each party hereto.

(c) Any notice or other communication required or permitted to be given shall be in writing and shall be given or made pursuant to Section 12.4 of the Purchase Agreement.

(d) If any term or other provision of the Purchase Agreement, as hereby amended, or this Amendment itself, as applicable, is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of applicable law or public policy, all other conditions and provisions of the Purchase Agreement, as hereby amended, or this Amendment itself, as applicable, shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated therein or herein are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify the Purchase Agreement, as hereby amended, or this Amendment itself, as applicable, so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated therein and herein are consummated as originally contemplated to the fullest extent possible.

(e) The headings of this Amendment are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Amendment.

(f) This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Signatures transmitted by facsimile or via other electronic transmission system shall be accepted as original signatures.

(g) This Amendment shall governed by and construed in accordance with the laws of the State of California, without giving effect to conflicts of laws principles.

(h) All exhibits and schedules to this Amendment shall constitute part of this the Purchase Agreement, as hereby amended, and this Amendment and shall be deemed to be incorporated therein and herein by reference and made part of the Purchase Agreement, as hereby amended, and this Amendment as if set out in full within the body thereof and hereof. Any disclosure in any schedule shall be deemed adequate to disclose an exception to any representation or warranty in the Purchase Agreement, as hereby amended.

[Signature Pages Follow]

IN WITNESS WHEREOF, Purchaser, Original Sellers, Additional Seller and Beneficial Owners have caused this Joinder Agreement and Amendment No. 1 to Asset Purchase Agreement to be duly executed and delivered, all as of the Execution Date hereof.

PURCHASER:

HOME AND HOSPICE CARE INVESTMENTS, LLC, a Delaware limited liability company

By:	/s/ Roland G. Rapp
Name:	Roland G. Rapp
Title:	CAO

[Signature Pages Continue]

Signature Page to Joinder Agreement and Amendment No. 1

ORIGINAL SELLERS:

CKH HOSPICE, INC. (formerly Creekside Hospice, Inc.)
a Nevada corporation

By:	/s/ Jonathan R. Monks
Name:	Jonathan R. Monks
Title:	President

CHH HOMECARE, INC. (formerly Creekside Health Care, Inc.) a Nevada corporation

By:	/s/ Jonathan R. Monks
Name:	Jonathan R. Monks
Title:	President

LHH HOSPICE, LLC (formerly Legacy Hospice Care, LLC) an Idaho limited liability company

By:	/s/ R. Wayde Sondrup
Name:	R. Wayde Sondrup
Title:	Authorized Member

LHC HOMECARE, LLC (formerly Legacy Home Care, LC) an Idaho limited liability company

By:	/s/ R. Wayde Sondrup
Name:	R. Wayde Sondrup
Title:	Authorized Member

RHH HOSPICE, LLC (formerly Rocky Mountain Hospice, LLC) a Montana limited liability company

By:	/s/ D. Shane Peck
Name:	D. Shane Peck
Title:	Authorized Member

[Signature Pages of Sellers Continue]

Signature Page to Joinder Agreement and Amendment No. 1

SVO HOSPICE, LLC (formerly Sun Valley Hospice, LLC)
an Arizona limited liability company

By:	/s/ Jonathan R. Monks
Name:	Jonathan R. Monks
Title:	Authorized Member

SVH HOMECARE, LLC (formerly Sun Valley Home Care, LLC) an Arizona limited liability company

By:	/s/ David A. Schulz
Name:	David A. Schulz
Title:	Authorized Member

By:	/s/ Brian R. Barney
Name:	Brian R. Barney
Title:	Authorized Member

RHS HOSPICE, LLC (formerly Hospice Solutions, LLC) a Montana limited liability company

By:	/s/ Robert L. Meyer
Name:	Robert L. Meyer
Title:	Authorized Member

ADDITIONAL SELLER:

ROCKY MOUNTAIN HOME CARE, INC., a Montana corporation

By:	/s/ D. Shane Peck
Name:	D. Shane Peck
Title:	President

[Signature Pages Continue]

Signature Page to Joinder Agreement and Amendment No. 1

BENEFICIAL OWNERS:

HOME CARE INVESTMENTS, LC,
a Nevada limited liability company

By:	/s/ D. Shane Peck
Name:	D. Shane Peck, Authorized Member

1697 Havenbrook Circle
Salt Lake City, Utah 84121

/s/ D. Shane Peck
Name:	D. Shane Peck, an individual

1697 Havenbrook Circle
Salt Lake City, Utah 84121

/s/ Jonathan R. Monks
Name:	Jonathan R. Monks, an individual

3548 E Grandview Street
Mesa, AZ 85213

/s/ R. Wayde Sondrup
Name:	R. Wayde Sondrup, an individual

13954 Chatesworth Court
Boise, Idaho 84530

/s/ David A. Schulz
Name:	David A. Schulz , an individual

7858 E Posada Ave
Mesa, AZ 85212

[Signature Pages of Beneficial Owners Continue]

Signature Page to Joinder Agreement and Amendment No. 1

/s/ Brian R. Barney
Name:	Brian R. Barney, an individual.

116 N Brighton Lane
Gilbert, AZ 85234

/s/ Robert L. Meyer
Name:	Robert L. Meyer, an individual.

3121 Turnberry
Billings, MT 59101

/s/ C. Jess Peck
Name:	C. Jess Peck, an individual.

9425 Canyon Mesa Drive
Las Vegas, NV 89144

[End of Signatures]

Signature Page to Joinder Agreement and Amendment No. 1

EXHIBIT A - SUPPLEMENT

SELLERS

The following entity is hereby added to Exhibit A to the Purchase Agreement as a “Seller”:

Rocky Mountain Home Care, Inc., a Montana corporation